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                     AMENDMENT #5 TO PARTICIPATION AGREEMENT
                           DATED AS OF MARCH 21, 2000
                 (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME)



This amendment  ("Amendment")  is entered into as of the 31st day of October,
 2001, by and between Allmerica Financial Life Insurance and Annuity Company (the "Company"), INVESCO Funds Group, Inc. (the "Adviser"), INVESCO Distributors, Inc. (the "Distributor"), and INVESCO Variable Investment Funds, Inc. (the "Fund").

WHEREAS, the Parties have previously executed a Fund Participation Agreement dated March 21, 2000 ("Agreement");

NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as follows:

1. CONFIDENTIALITY. Notwithstanding anything to the contrary contained in this Agreement, and in addition to and not in lieu of other provisions in this Agreement, each party agrees to maintain all information about the other party that it may acquire pursuant to this Agreement in confidence, and each party agrees not to use, or permit the use of, any such information for any purpose except that set forth herein, or to disclose any such information to any person, without the prior written consent of the other party. This provision shall survive the termination of this Agreement.

2. NOTICES. All notices required to be made to INVESCO FUNDS GROUP, INC., INVESCO DISTRIBUTORS, INC., AND INVESCO VARIABLE INVESTMENTS FUNDS, INC. under this agreement shall be made to the following address:

                                    4350 South Monaco Street
                                    Denver, Colorado 80237
                                    Attn.:  Legal Department

To the extent possible, this Amendment and the Agreement shall be read together. In the event of a conflict between the provisions of this Amendment and those of the Agreement, the provisions of this Amendment shall control.

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Except as expressly amended hereby, the Agreement remains in full force and effect.


INVESCO FUNDS GROUP, INC.


Signature:
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Name:            Ronald L. Grooms, Senior Vice President
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Date:
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INVESCO DISTRIBUTORS, INC.


Signature:
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Name:            Ronald L. Grooms, Senior Vice President
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Date:
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INVESCO VARIABLE INVESTMENT FUNDS, INC.


Signature:
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Name:            Ronald L. Grooms, Treasurer
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Date:
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ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY


Signature:
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Name:            Mark A. Hug, President
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Date:
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